UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  July 2, 2019
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Watford Holdings Ltd.
(Exact name of Registrant as Specified in its Charter)
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Bermuda	001-38788	98-1155442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Waterloo House, 1st Floor
100 Pitts Bay Road, Pembroke HM 08
Bermuda
(Address of Principal Executive Offices) (Zip Code)
+1 (441) 278-3455
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WTRE	Nasdaq Global Select Market
8½% Cumulative Redeemable Preference Shares	WTREP	Nasdaq Global Select Market

Item 1.01    Entry into a Material Definitive Agreement.

On July 2, 2019, Watford Holdings Ltd. (the “Company”) completed the offering of $175 million in aggregate principal amount of its 6.500% senior notes due 2029 (the “Notes”) in a private offering conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). The offer and sale of the Notes (the “Offering”) has not been registered under the Securities Act or applicable state securities laws and, consequently, the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. Affiliates of Arch Capital Group Ltd. were founding equity investors in the Company and purchased $35 million in aggregate principal amount of the Notes in the Offering.

In connection with the Offering, on July 2, 2019, the Company and The Bank of New York Mellon, as trustee (the “Trustee”), entered into an indenture, dated as of July 2, 2019 (the “Indenture”), which sets forth the terms and conditions of the Notes and the rights and obligations of the parties thereto and the holders of the Notes. A copy of the Indenture is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

The Company intends to use the $172.4 million net proceeds from the offering to redeem a portion of the Company's outstanding 8½% Cumulative Redeemable Preference Shares (the "Preference Shares"), as described in more detail under Item 2.04 below, and any further remaining proceeds for other general corporate purposes.

The Notes are senior unsecured obligations of the Company and will mature on July 2, 2029.  The Notes bear interest at a rate of 6.500% per year.  Interest on the Notes will be paid semi-annually in arrears on each January 2 and July 2, commencing January 2, 2020, to the persons who are holders of record of the Notes on the immediately preceding June 16 and December 17, respectively.

The following is a brief description of the terms of the Notes and the Indenture.

Ranking

The Notes are senior unsecured obligations of the Company and rank:

•	senior in right of payment to any future indebtedness the Company incurs that is expressly subordinated in right of payment to the Notes;

•	equal in right of payment to the Company's existing and future unsecured indebtedness that is not so subordinated;

•	effectively subordinated in right of payment to the Company's existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•	contractually subordinated in right of payment to all obligations of the Company's subsidiaries, including their existing and future policyholder obligations.

Optional Redemption

The Company may redeem all or a portion of the Notes at any time and from time to time at the applicable redemption price and subject to the terms set forth in the Indenture. Notwithstanding the foregoing, (i) the Company may not redeem the Notes at any time prior to July 2, 2024 without the prior written consent of the Bermuda Monetary Authority, and (ii) the Company may not redeem the Notes at any time prior to their maturity if the Bermuda enhanced capital and surplus requirements applicable to the Company's Bermuda regulated subsidiaries would be breached immediately before or after giving effect to the redemption of such Notes, unless, in the case of each of clause (i) and (ii), the Company replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Bermuda insurance group supervision rules (clauses (i) and (ii) collectively, the “BMA Redemption Requirements”).
The redemption price (other than in the case of a redemption following the occurrence of certain changes in tax laws (which are defined in the Indenture as "Tax Events")) at any time prior to July 2, 2024 will be the greater of:

•	100% of the principal amount of the Notes being redeemed; and

•
the sum of the present value of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to their present value as of such date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate in respect of such redemption plus 50 basis points.

On or after July 2, 2024, the redemption price will be 100% of the principal amount of the Notes being redeemed.

The redemption price upon the occurrence of a Tax Event at any time during the life of the Notes will be 100% of the principal amount of the Notes being redeemed.

In all cases, the Company will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date.
For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements.
Covenants

The Indenture contains certain covenants, including limitations on consolidations, mergers, amalgamations and sales of substantially all assets and limitations on liens on the capital stock of certain designated subsidiaries. These covenants are subject to important qualifications and limitations set forth in the Indenture.

Events of Default

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified by reference to the Indenture itself, which is attached as an exhibit to this report.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement
of the Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 2.04    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an
Off-Balance Sheet Arrangement.

On July 2, 2019, the Company issued a notice of partial redemption in respect of 6,919,998 of its 9,065,200 total issued and outstanding Preference Shares. The redemption date will be August 1, 2019. The redemption will be conducted pursuant to the terms of the Certificate of Designation of the Preference Shares and the aggregate redemption price paid by the Company for the Preference Shares called for redemption will be approximately $174.4 million, which includes all declared and unpaid dividends, if any, to, but excluding, the redemption date, with accumulation of any undeclared dividends on or after June 30, 2019.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of July 2, 2019, between the Company and The Bank of New York Mellon, as trustee.
4.2	Form of 6.500% Senior Notes due 2029 (included in Exhibit 4.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Watford Holdings Ltd.

By:	/s/ John Rathgeber
Name: John Rathgeber
Title: Chief Executive Officer

Date:	July 2, 2019